SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 24, 2001



                             MEDTOX SCIENTIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


    1-11394                                       95-3863205
(Commission File Number)              (I.R.S. Employer Identification Number)


                             402 West County Road D
                            St. Paul, Minnesota 55112
               (Address of Principal Executive Offices) (Zip Code)


                                 (651) 636-7466
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

The registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 8, 2001 to include the financial information as set forth below:


Item 7.  Financial Statements and Exhibits.


        (a)    Financial Statements of Business Acquired:
               -----------------------------------------

                  The audited balance sheet of Leadtech Corporation as of September 30, 2001 and the related audited statements of operations and cash flows for the nine months then ended, the unaudited statements of operations and cash flows for the nine months ended September 30, 2000, and the related independent auditors' report are included on pages 3 through 10.

        (b)    Pro Forma Financial Information:
               -------------------------------

                  The unaudited pro forma combined condensed statement of operations of MEDTOX Scientific, Inc. for the nine months ended September 30, 2001 is included on pages 11 and 12.

        (c)    Exhibits:
               --------

               Exhibit       Description of Document

               23            Consent of Deloitte & Touche LLP

                          INDEX TO FINANCIAL STATEMENTS

Balance sheet of Leadtech Corporation as of September 30, 2001 and the statements of operations and cash flows for the nine months ended September 30, 2001 and 2000

         Independent auditors' report                                     3
         Balance sheet                                                    4
         Statements of operations                                         5
         Statements of cash flows                                         6
         Notes to financial statements                                    7

Pro forma combined condensed financial statements of MEDTOX Scientific, Inc. and subsidiaries (unaudited)

         Pro forma combined condensed statement of operations
           for the nine months ended September 30, 2001                  11

         Notes to pro forma combined condensed financial information     12

INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Leadtech Corporation

We have audited the accompanying balance sheet of Leadtech Corporation (the Company) as of September 30, 2001 and the related statements of operations and cash flows for the nine months ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leadtech Corporation as of September 30, 2001 and the results of its operations and its cash flows for the nine months ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 26, 2002

LEADTECH CORPORATION


BALANCE SHEET
SEPTEMBER 30, 2001

ASSETS

CURRENT ASSETS:
   Cash                                                       $     37,883
   Certificate of deposit                                           57,833
   Accounts receivable less allowance for doubtful
     accounts and contractual adjustments of $40,293
     and $181,942, respectively                                    451,236
   Inventories                                                       9,257
   Prepaid expenses and other                                        1,266
                                                                -----------
           Total current assets                                    557,475

EQUIPMENT, net                                                      12,798

OTHER ASSETS                                                         2,164
                                                                -----------

           Total assets                                        $   572,437
                                                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Line of credit                                              $    26,859
   Accounts payable                                                 33,871
   Accrued expenses                                                 64,358
   Accrued income taxes                                             14,663
   Deferred income taxes                                            90,555
                                                                -----------
           Total current liabilities                               230,306

STOCKHOLDERS' EQUITY:
   Common stock (no par value; authorized shares,
     120; issued and outstanding shares, 120)                       48,000
   Retained earnings                                               294,131
                                                                -----------
           Total stockholders' equity                              342,131
                                                                -----------

           Total liabilities and stockholders' equity          $   572,437
                                                                ===========


See notes to financial statements.

LEADTECH CORPORATION

STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                     2001             2000
                                                                                  (unaudited)
REVENUES                                                      $   1,700,442    $    1,523,681

COST OF REVENUES                                                    207,235           159,781
                                                               ------------     -------------

GROSS PROFIT                                                      1,493,207         1,363,900

OPERATING EXPENSES:
   Officer salaries                                                 798,077           613,445
   Other selling, general, and administrative                       553,314           506,413
                                                              -------------    --------------
                                                                  1,351,391         1,119,858

INCOME FROM OPERATIONS                                              141,816           244,042

OTHER INCOME (EXPENSE):
   Interest income                                                    1,184             2,731
   Interest expense                                                  (2,325)           (4,475)
                                                              -------------    --------------
                                                                     (1,141)           (1,744)
                                                              -------------    --------------

INCOME BEFORE INCOME TAXES                                          140,675           242,298

PROVISION FOR INCOME TAXES                                           43,418            46,408
                                                              -------------    --------------

NET INCOME                                                           97,257           195,890

RETAINED EARNINGS AT JANUARY 1                                      196,874           150,360
                                                              -------------    --------------

RETAINED EARNINGS AT SEPTEMBER 30                             $     294,131    $      346,250
                                                              =============    ==============


See notes to financial statements.

LEADTECH CORPORATION

STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                                                                   2001            2000
                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $    97,257     $   195,890
   Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation                                                     441           3,500
     Provision for losses on accounts receivable                   69,920          77,695
     Deferred income taxes                                         28,542          41,546
   Changes in operating assets and liabilities:
       Accounts receivable                                       (207,935)       (281,492)
       Inventories                                                   (604)         (3,760)
       Prepaid expenses and other current assets                   (2,450)         (4,265)
       Accounts payable and accrued expenses                       61,713          31,954
                                                              -----------     -----------
           Net cash provided by operating activities               46,884          61,068

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchase of equipment                                          (13,239)         (3,500)

CASH FLOWS FROM FINANCING ACTIVITIES -
   Net payments on revolving credit facility                       (8,025)         (6,377)
                                                              -----------     -----------

INCREASE IN CASH                                                   25,620          51,191

CASH AT JANUARY 1                                                  12,263           4,872
                                                              -----------     -----------

CASH AT SEPTEMBER 30                                          $    37,883     $    56,063
                                                              ===========     ===========


See notes to financial statements.

LEADTECH CORPORATION

NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
-----------------------------------------------------------------------------

1.      Summary of significant accounting policies

        The Company - Leadtech Corporation is a private company that was incorporated in New Jersey in 1991. The Company operates as an independent clinical laboratory devoted primarily to the examination of blood lead concentrations in pediatric patients. The Company is located in North Bergen, New Jersey, but services a nationwide clientele of pediatricians, various health care organizations, industrial clients, and physician offices.

        Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Accounts Receivable - Laboratory services are provided to local and national customers including pediatricians, various health care organizations, industrial clients, and physician offices. The Company extends credit based on an evaluation of the customer's financial condition, and receivables are generally unsecured. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

        Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market.

        Equipment - Equipment is stated at cost. Provisions for depreciation have been computed using the straight-line method to amortize the cost of depreciable assets over their estimated useful lives ranging from five to seven years.

        Impairment of Long-Lived Assets - The Company periodically evaluates the carrying value of long-lived assets for potential impairment. The Company considers projected future operating results, cash flows, trends, and other circumstances in making such estimates and evaluations. When the carrying value of any long-lived asset exceeds its projected undiscounted cash flows, an impairment is recognized to reduce the carrying value to its fair market value.

        Revenue Recognition and Contractual Allowances - Revenues from laboratory services are recognized as earned at such time as the Company has completed services. The Company's services are considered to be complete when it has performed the applicable laboratory testing services and the results have been sent to the Company's customers.

        Net revenues and accounts receivable are reported at estimated net realizable value due from the Company's customers, including estimated adjustments under reimbursement agreements with third-party payors. Contractual allowances are accrued on an estimated basis in the period the related services are provided and adjusted in future periods as final settlements are determined.

        Income Taxes - The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        Fair Value of Financial Instruments - The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable are considered to be representative of their respective fair values due to their short-term nature. The carrying amount of the line of credit approximated fair value at September 30, 2001. The fair value of the Company's line of credit was estimated using interest rates that are representative of debt with similar terms and maturities.

        Concentrations of Credit Risk - Concentrations of credit risk with respect to accounts receivable are limited due to the diversity of the Company's clients as well as their dispersion across many different geographic regions. The Company had no customers that accounted for more than 10% of revenues in the nine months ended September 30, 2001 or 2000.

        Comprehensive Income - Comprehensive income is a measure of all nonowner changes in stockholders' equity and includes such items as net income, certain foreign currency translation items, minimum pension liability adjustments, and changes in the value of available-for-sale securities. For the nine months ended September 30, 2001 and 2000, comprehensive income for the Company was equivalent to net income as reported.

        Derivative Instruments and Hedging Activities - Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards
        (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivatives, including those embedded in other contracts, be recognized as either assets or liabilities and that those financial instruments be measured at fair value. The accounting for changes in the fair value of derivatives depends on their intended use and designation. Management has reviewed the requirements of SFAS No. 133 and has determined they have no freestanding or embedded derivatives. All contracts that contain provisions meeting the definition of a derivative also meet the requirements of, and have been designated as, normal purchases or sales. The Company's policy is to not use freestanding derivatives and to not enter into contracts with terms that cannot be designated as normal purchases or sales.

        New Accounting Standards - In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for the Company on January 1, 2003. The Company is currently in the process of evaluating the impact of the adoption of SFAS No. 143.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 is effective for the Company on January 1, 2002. The Company is currently in the process of evaluating the impact of the adoption of SFAS No. 144.

2.      INVENTORIES

        Inventories consisted of supplies used in the laboratory testing process of $9,257 at September 30, 2001.

3.      EQUIPMENT

        Equipment consisted of the following at
        September 30, 2001:

        Furniture and equipment                              $   68,062
        Software                                                  2,517
                                                             ----------
                                                                 70,579
        Less accumulated depreciation                           (57,781)
                                                             ----------
                                                             $   12,798

        Depreciation expense was $441 and $3,500 for the nine months ended September 2001 and 2000, respectively.

4.      DEBT

        The Company has a $50,000 revolving credit agreement with Fleet Blank that is secured by a certificate of deposit of approximately equal value. At September 30, 2001, $26,859 was outstanding under the revolving line of credit, and $23,141 was available to be advanced. The interest rate on the revolving line of credit is variable at prime +2% and was 8.0% at September 30, 2001. The weighted average interest rate on borrowings outstanding under the revolving line of credit was 9.5% and 11.2% for the nine months ended September 30, 2001 and 2000, respectively.

        Cash paid for interest for outstanding debt was $2,325 and $4,475 for the nine months ended September 30, 2001, and 2000, respectively.

5.      LEASES

        The Company leases an office and office equipment under certain operating leases, which expire on various dates through December 2004. Under the terms of the facility leases, a pro rata share of operating expenses and real estate taxes are charged as additional rent.

        As of September 30, 2001, the Company is obligated for future minimum lease payments without regard for sublease payments under noncancelable operating leases as follows:

        October - December 2001                               $   11,295
        2002                                                      45,180
        2003                                                      19,073
        2004                                                         118
                                                              ----------
                                                              $   75,666

        Rent expense amounted to $35,760 and $27,163 for the nine months ended September 30, 2001 and 2000, respectively.

6.      INCOME TAXES

        The provision for income taxes for the nine months ended September 30, 2001 and 2000 consisted of the following:

                                                       2001          2000

        Current                                     $   14,876     $    4,862
        Deferred                                        28,542         41,546
                                                    ----------     ----------
                                                    $   43,418     $   46,408
                                                    ==========     ==========

        The Company's income tax expense for the nine months ended September 31, 2000 differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due primarily to the graduated tax rates and state income taxes (net of federal benefit). The Company's income tax expense for the nine months ended September 30, 2000 differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes. This difference is due to the fact that the Company has provided for taxes for the nine months ended September 30, 2001 using the Company's estimated annual effective rate because of significant salary expense incurred in the fourth quarter of 2000 and the resulting graduated rates.

        Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        Significant components of the Company's deferred tax assets and liabilities at September 30, 2001 were as follows:

        Deferred tax assets:
          Accounts receivable allowances                     $      55,359
          Accrued expenses                                          16,032
          Accounts payable                                           8,437
                                                             -------------
                                                                    79,828

        Deferred tax liabilities:
          Accounts receivable                                     (167,762)
          Inventory                                                 (2,306)
          Prepaid expenses                                            (315)
                                                             -------------
                                                                  (170,383)
        Total net deferred tax liabilities                   $     (90,555)
                                                             =============

        No cash was paid for income taxes during the nine months ended September 30, 2001 and 2000.

7.      SUBSEQUENT EVENT

        On October 24, 2001, MEDTOX Scientific, Inc. (MEDTOX) completed the acquisition of the Company. Operations at the Company's facility in New Jersey were merged into the MEDTOX laboratory facility in Saint Paul, Minnesota in December 2001. The purchase price of $6.1 million consisted of $2.5 million in cash, the issuance of 227,693 shares of MEDTOX common stock valued at $2.7 million, and $0.9 million of seller financing payable over 24 months.

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed financial statement is presented to give effect to the purchase agreement and the acquisition of Leadtech Corporation (Leadtech) under the purchase method of accounting. The statement of operations for the nine months ended September 30, 2001 assumes that the acquisition of Leadtech had been consummated on January 1, 2001. The pro forma financial statements are not necessarily indicative of the results of operations which would have occurred had the Leadtech acquisition been consummated at such time, nor are they necessarily indicative of the results of future operations. The allocation of the purchase price of Leadtech reflects the fair value of any adjustments to assets and liabilities. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of MEDTOX Scientific, Inc. and subsidiaries (MEDTOX), including notes thereto, and the financial statements of Leadtech included herein, including the notes thereto.

        PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
        (IN THOUSANDS)

        (UNAUDITED)

                                                                                   Pro Forma          Pro Forma
                                                         Historical               Adjustments        as Adjusted
                                                 --------------------------       for Leadtech      for Leadtech
                                                   MEDTOX          Leadtech         (Note 2)         Acquisition
        Revenues                                 $    36,748      $   1,700                          $  38,448
        Cost of revenues                              22,560            207                             22,767
                                                 -----------      ---------                          ---------

        Gross profit                                  14,188          1,493                             15,681

        Selling, general, and administrative
         expense                                       9,527          1,351                             10,878
        Research and development expense                 956                                               956
        Amortization expense                             651                        $     328 (a)          979
                                                 -----------      ---------         ---------        ---------
                                                      11,134          1,351               328           12,813
                                                 -----------      ---------         ---------        ---------

        Income from operations                         3,054            142              (328)           2,868

        Interest expense, net                            791              1                62 (b)          854
        Other expense, net                                75                                                75
                                                 -----------      ---------         ---------        ---------

        Income before income taxes                     2,188            141              (390)           1,939
        Income tax provision (benefit)                                   44              (133) (c)         (89)
                                                 -----------      ---------         ---------        ---------

        Net income                               $     2,188      $      97         $    (257)       $   2,028
                                                 ===========      =========         =========        =========

        Basic earnings per common share          $      0.56                                         $    0.49
                                                 ===========                                         =========
        Diluted earnings per common share        $      0.53                                         $    0.47
                                                 ===========                                         =========

        Weighted average shares outstanding:
         Basic                                     3,899,810                                         4,127,503
         Diluted                                   4,130,979                                         4,358,672

        See notes to unaudited pro forma combined condensed financial information.

        NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (UNAUDITED)

        1.     ACQUISITION

               On October 24, 2001, MEDTOX Scientific, Inc. (MEDTOX) acquired Leadtech Corporation (Leadtech) in a business combination accounted for as a purchase. Under the stock purchase agreement, the stockholders of Leadtech received $6.1 million consisting of $2.5 million in cash, the issuance of 227,693 shares of MEDTOX common stock valued at $2.7 million, and $0.9 million of seller financing payable over 24 months.

               The following table summarizes the fair value of the Leadtech assets acquired (in thousands):

               Goodwill                                    $ 3,727
               Customer list                                 2,141
               Non-compete agreement                           250
                                                         ---------
                                                           $ 6,118

               The goodwill acquired in the acquisition of Leadtech will not be amortized since the acquisition occurred subsequent to July 1, 2001, in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Thus, no amortization expense is reflected in the unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2001.

        2.     PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

               Details of the pro forma adjustments relating to the acquisition and financing are set forth below:

          (a) Adjustment to record the amortization expense related to the amortizable intangible assets described in Note 1. The customer list will be amortized over a ten-year period on an accelerated basis based upon projected future cash flows. The non-compete agreement will be amortized on a straight-line basis over a two-year period.

          (b) Adjustment to record the interest expense, due to the use of $0.9 million in seller financing described in Note 1.

          (c) Adjustment to record an income tax provision (benefit) for pro forma adjustments using a 34% tax rate.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDTOX SCIENTIFIC, INC.


Date:  May 3, 2002                      By: /s/ Richard J. Braun
                                        ---------------------------------------
                                        Richard J. Braun
                                        President and Chief Executive Officer